 Exhibit 5.1

Waller Lansden Dortch & Davis, LLP 511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN 37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

August 10, 2020

Kubient, Inc.

228 Park Avenue South

Suite 72602

New York, New York 10003-1502

Re:	Registration Statement on Form S-1 (File No. 333-239682)

Ladies and Gentlemen:

We are furnishing this opinion in connection with the filing by Kubient, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (File Number 333-239682), as amended (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the underwritten public offering of (i) up to 1,833,334 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”) at an exercise price equal to 110% of the public offering price of the Units; (ii) 1,833,334 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (iii) up to 275,000 shares of Common Stock issuable by the Company upon the exercise of an over-allotment option granted by the Company (the “Over-Allotment Shares”); (iv) Warrants to purchase up to 275,000 shares of Common Stock, issued pursuant to an over-allotment option granted by the Company (the “Over-Allotment Warrants”); and (v) 275,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the “Underlying Over-Allotment Warrant Shares”). We understand that the Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and the Prospectus and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion is being filed pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have acted as securities counsel to the Company. In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates of public officials and other instruments, and have made such other and further investigations, in each case as we have deemed necessary or appropriate to enable us to render the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents or all documents submitted to us as certificate or photostatic copies, and the authenticity of the originals of such latter documents. We have also made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinions rendered herein. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, and have assumed that such matters remain true and correct through the date hereof.

This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof in effect on the date hereof, and no opinion is rendered as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Except as otherwise expressly stated herein, (i) all opinions rendered are as of the date hereof, and (ii) no opinion is rendered herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

Kubient, Inc.
August 10, 2020

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

when (a) the Registration Statement becomes effective under the Act, (b) the Board of Directors of the Company has taken all necessary corporate action, including determining the price per unit of the Units and the Over-Allotment Shares and the Over-Allotment Warrants, and (c) the Units and the Over-Allotment Shares and the Over-Allotment Warrants have been issued and delivered by the Company against receipt of payment therefor in accordance with the terms of the Underwriting Agreement, (i) the shares of Common Stock included in the Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrants included in the Units, when issued as set forth in the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iv) the Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Over-Allotment Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (vi) the Over-Allotment Warrants, when issued as set forth in the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (vii) the Underlying Over-Allotment Warrant Shares when issued upon exercise of the Over-Allotment Warrants against payment therefor as set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to (i) the filing of this opinion as Exhibit 5.1 to the Registration Statement; and (ii) the reference to us under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP